Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 39 to the Registration Statement on Form N-1A of our report dated June 16, 2015, relating to the financial statements and financial highlights which appear in the April 30, 2015 Annual Report to Shareholders of Fidelity Hereford Street Trust: Fidelity Treasury Only Money Market Fund and of our reports dated June 19, 2015, relating to the financial statements and financial highlights which appears in the April 30, 2015 Annual Reports to Shareholders of Fidelity Hereford Street Trust: Fidelity Money Market Fund and Fidelity Government Money Market Fund which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/PricewaterhouseCoopers PricewaterhouseCoopers Boston, Massachusetts June 23, 2015